UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2019
 _______________________

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.....Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2019, the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) appointed Julie A. Shimer, Ph.D. as a Class I director of Masimo.
Dr. Shimer, age 65, is currently a private investor and has over 30 years of product development experience. Dr. Shimer was President and Chief Executive Officer of Welch Allyn, from March 2007 to April 2012. Prior to Welch Allyn, Dr. Shimer served as President and Chief Executive Officer of Vocera Communications, Inc., from September 2001 through February 2007, also serving on the board of directors. Dr. Shimer also previously held executive positions at 3Com Corporation from January 2000 through August 2001, most recently serving as vice president and general manager of its networking products. Before joining 3Com, she held executive positions at Motorola, Inc., from 1993 through 1999, where she was vice president and general manager for the paging division, and prior to that post, vice president of its semiconductor products section. Dr. Shimer worked for AT&T Bell Laboratories and Bethlehem Steel Company before joining Motorola. Dr. Shimer is a member of the Board of Directors of Netgear, Inc. (Nasdaq: NTGR), a member of the Board of Directors of Apollo Endosurgery, Inc. (Nasdaq: APEN), a member of the Board of Directors of Windstream Holdings, Corp. (Nasdaq: WIN), and a member of the Board of Directors of Avanos Medical, Inc. (NYSE: AVNS). Dr. Shimer is also a member of the Society of Women Engineers and the Institute of Electrical and Electronics Engineers. Dr. Shimer holds a B.S. degree in Physics from Rensselaer Polytechnic Institute and Master's and Doctorate degrees in Electrical Engineering from Lehigh University.
In accordance with Masimo’s Non-Employee Director Compensation Policy effective January 2, 2019 (the “Policy”), as a non-employee director of Masimo, Dr. Shimer is initially entitled to receive cash compensation in the amount of $70,000 per year for her service on the Board. In addition, pursuant to the current Policy, on the date of Masimo’s next annual meeting of stockholders and each annual meeting of stockholders thereafter, Dr. Shimer would be entitled to receive a grant of restricted stock units with respect to shares of Masimo’s common stock having a grant date fair value of $180,000, rounded down to the nearest whole share (the “RSUs”). The RSUs will vest on the one-year anniversary of the grant date, subject to Dr. Shimer’s continued service with Masimo through the applicable vesting date
Masimo also entered into an indemnity agreement with Dr. Shimer in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Dr. Shimer and any director or executive officer of Masimo and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Shimer has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
On January 7, 2019, Masimo issued a press release announcing the appointment of Dr. Shimer to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated January 7, 2019, Julie A. Shimer, Ph.D. Joins Masimo’s Board of Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: January 7, 2019	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)